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                                                                      Exhibit 10



               Consent of Ernst & Young LLP, Independent Auditors


We consent to the reference to our firm under the caption "Independent Auditors" in the Post-Effective Amendment No. 14 to the Registration Statement (Form N-4 No. 33-25990) and the related Statement of Additional Information pertaining to Lincoln National Variable Annuity Account C, and to the use therein of our reports dated (a) February 6, 1997, with respect to the statutory-basis financial statements of The Lincoln National Life Insurance Company for each of the three years in the period ended December 31, 1996; (b) February 7, 1996 with respect to the statutory-basis financial statements of the Lincoln National Life Insurance Company for each of the three years in the period ended December 31, 1995; and (c) March 18, 1997 with respect to the financial statements of Lincoln National Variable Annuity Account C.

                                            /s/ Ernst & Young LLP

Fort Wayne, Indiana
April 22, 1997